Exhibit 10.2
10x GENOMICS, INC.
2019 OMNIBUS INCENTIVE PLAN RESTRICTED STOCK UNIT AWARD NOTICE

Participant has been granted Restricted Stock Units with the terms set forth in this Award Notice, and subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement to which this Award Notice is attached. Capitalized terms used and not defined in this Award Notice will have the meanings set forth in the Restricted Stock Unit Agreement and the Plan.

Participant:
Date of Grant:
Number of Restricted Stock Units Granted:
Vesting Commencement Date:
Expiration Date:
Vesting Schedule:

Additional Terms and Acknowledgements:

If the number of Shares is not evenly divisible, then no fractional Share will vest and the installments will be as equal as possible with the smaller installment(s) vesting first. Each such right of issuance will be cumulative and will continue, unless sooner terminated as herein provided.

The following provisions shall only apply to Participant if Participant resides in the United States:

Participant understands that the terms of this award of RSUs explicitly include the following (a “Sell to Cover”): Upon vesting of the RSUs and issuance of the resulting Shares, the Company, on Participant’s behalf, will instruct the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover, the “Agent”) to sell that number of Shares determined in accordance with Section 4 of the Restricted Stock Unit Agreement as may be necessary to satisfy any resulting withholding tax obligations on the Company, and the Agent will remit the cash proceeds of such sale to the Company. The Company shall then make a cash payment equal to the required tax withholding from the cash proceeds of such sale directly to the appropriate taxing authorities.

10x GENOMICS, INC.
2019 OMNIBUS INCENTIVE PLAN RESTRICTED STOCK UNIT AGREEMENT

(U.S. and Non-U.S. Participants)

This RESTRICTED STOCK UNIT AGREEMENT, effective as of the Date of Grant (as defined below), is made by and between 10x Genomics, Inc., a Delaware corporation (the “Company”), and Participant (as defined below). Capitalized terms have the meaning set forth in Section 1 hereof, or, if not otherwise defined herein, in the 10x Genomics, Inc. 2019 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”).

1.Definitions.

    The following terms have the following meanings for purposes of this Agreement:

(a)“Agreement” means this Restricted Stock Unit Agreement, including (unless the context otherwise requires) the Award Notice and any special terms and conditions for Participant’s country included in any appendices attached hereto.

(b)“Award Notice” means the award notice to Participant.

(c)“Date of Grant” means the “Date of Grant” listed in the Award Notice.

(d)“Officer” means “officer” as defined under Rule 16a-1(f) of the Exchange Act.

(e)“Participant” means the “Participant” listed in the Award Notice.

(f)“Restrictive Covenant Violation” means Participant’s breach of any restrictive covenant or any similar provision applicable to or agreed to by Participant.

(g)“Shares” means the underlying shares of Class A Common Stock received upon settlement of a Restricted Stock Unit, as adjusted in accordance with the Plan.

2.Grant of Restricted Stock Units.

(a)Effective as of the Date of Grant but subject to Section 24 hereof, the Company hereby irrevocably grants to Participant the number of Restricted Stock Units listed in the Award Notice as “Number of Restricted Stock Units Granted” (the “RSU Award”), which represents the right to receive Shares upon the settlement of Restricted Stock Units, subject to, and in accordance with, the terms, conditions and restrictions set forth in the Plan, the Award Notice and this Agreement. The RSU Award shall vest and become nonforfeitable in accordance with the “Vesting Schedule” set forth on the Award Notice.

(b)The RSU Award granted hereunder is subject to the Plan and the terms of the Plan are hereby incorporated into this Agreement. By accepting the RSU Award, Participant acknowledges that Participant has received and read the Plan and agrees to be bound by the terms, conditions and restrictions set forth in the Plan, this Agreement and the Company’s policies, as in effect from time to time, relating to the Plan. In the event of any conflict between one or more of this Agreement, the Award Notice and the Plan, the Plan will govern this Agreement and the Award Notice, and the Agreement (to the extent not in conflict with the Plan) will govern the Award Notice.

3.Settlement of Restricted Stock Units.

(a)Any Restricted Stock Unit which has become vested in accordance with this Agreement shall be settled as soon as reasonably practicable following the vesting of such Restricted Stock Unit (and,

in any event, no later than the date which is two and one-half months following the end of the calendar year in which the Restricted Stock Unit vested).

(b)Upon the settlement of a vested Restricted Stock Unit, the Company shall pay to Participant an amount equal to one (1) Share. As determined by the Committee, the Company shall pay such amount in (x) cash, (y) Shares or (z) any combination thereof. Any fractional Shares may be settled in cash, at the Committee’s election.

(c)Notwithstanding anything in this Agreement to the contrary, the Company shall not have any obligation to issue or transfer any Shares as contemplated by this Agreement unless and until such issuance or transfer complies with all relevant provisions of law. As a condition to the settlement of any portion of the RSU Award evidenced by this Agreement, Participant may be required to deliver certain documentation to the Company.

(d)Participant will not be deemed to be the holder of, or to have any of the rights and privileges of a stockholder of the Company (including the right to vote or receive dividends) in respect of, Shares received upon the settlement of Restricted Stock Units until (i) the Company has issued the Shares in connection with such settlement pursuant to the terms of this Agreement and (ii) Participant has paid any applicable withholding taxes in accordance with Section 4 below.

4.Withholding.

(a)The following provisions shall only apply to Participant if Participant resides in the United States: The Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Stock Units, their vesting or settlement or any payment or transfer with respect to the Restricted Stock Units at the minimum applicable statutory rates, and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. Regardless of any action taken by the Company or any other Subsidiary with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (the “Tax Obligations”), Participant acknowledges that the ultimate liability for all Tax Obligations legally due by Participant is and remains Participant’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Unit, including the grant, vesting and settlement of the Restricted Stock Unit, the subsequent sale of Shares acquired pursuant to such vesting, or the receipt of any dividends and (ii) does not commit to structure the terms of the grant or any other aspect of the Restricted Stock Unit to reduce or eliminate Participant’s liability for Tax Obligations. Tax obligations upon vesting and/or settlement of the Shares shall be satisfied by using a Sell to Cover pursuant to the Grant Notice. The Company shall not be obligated to deliver any Shares to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all Tax Obligations applicable to the taxable income of Participant resulting from the grant or vesting of the RSUs or the issuance of Shares. By accepting this award of RSUs, Participant has agreed to a Sell to Cover to satisfy any Tax Obligations calculated at up to the maximum statutory tax rate, as determined by the Company, and Participant hereby acknowledges and agrees:

•Participant hereby appoints the Agent as Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on Participant’s behalf, as soon as practicable on or after the date the Shares are issued upon vesting of the RSUs, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (x) any Tax Obligations incurred with respect to such vesting or issuance based on up to the maximum statutory tax rates, as determined by the Company, and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) in the Company’s discretion, apply any remaining funds to Participant’s federal tax withholding or remit such remaining funds to Participant.

•Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to the first subsection above.

•Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to Participant’s account. In addition, Participant acknowledges that it may not be possible to sell Shares as provided in the first subsection above due to (1) a legal or contractual restriction applicable to the Participant or the Agent, (2) a market disruption or (3) rules governing order execution priority on the national exchange where the Shares may be traded. In the event of the Agent’s inability to sell Shares, Participant will continue to be responsible for the timely payment to the Company and/or its affiliates of all Tax Obligations that are required by applicable laws and regulations to be withheld.

•Participant acknowledges that regardless of any other term or condition of this Section 4, the Agent will not be liable to Participant for (1) special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

•Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 4. The Agent is a third-party beneficiary of this Section 4.

•This Section 4(a) shall terminate not later than the date on which all tax withholding and obligations arising in connection with the vesting and issuance of the RSUs have been satisfied.

(b)The following provisions shall only apply to Participant if Participant resides outside the United States:

(i)In General. Regardless of any action taken by the Company or any other Subsidiary with respect to Tax Obligations, Participant acknowledges that the ultimate liability for all Tax Obligations legally due by Participant is and remains Participant’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Unit, including the grant, vesting and settlement of the Restricted Stock Unit, the subsequent sale of Shares acquired pursuant to such vesting, or the receipt of any dividends and (b) does not commit to structure the terms of the grant or any other aspect of the Restricted Stock Unit to reduce or eliminate Participant’s liability for Tax Obligations. At the time of settlement of the Restricted Stock Unit, Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company and any other Subsidiary. In this regard, at the time the Restricted Stock Unit is vested, in whole or in part, or at any time thereafter as requested by the Company or any other Subsidiary, Participant hereby authorizes withholding of all applicable Tax Obligations from payroll and any other amounts payable to Participant, and otherwise agrees to make adequate provision for withholding of all applicable Tax Obligations, if any, by each Subsidiary which arise in connection with the Restricted Stock Unit. The Company shall have no obligation to deliver Shares until the Tax Obligations as described in this Section have been satisfied by Participant.

(ii)Withholding or Directed Sale of Shares. The Company shall have the right, but not the obligation, to require Participant to satisfy all or any portion of a Subsidiary’s Tax Obligations upon settlement of the Restricted Stock Unit by deducting from the Shares otherwise issuable to Participant a number of whole Shares having a Fair Market Value, as determined by the Company as of the date of vesting, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates. The Company may require Participant to direct a broker, upon the vesting of the Restricted Stock Unit, to sell a portion of the Shares subject to the Restricted Stock Units determined by the Company in its discretion to be sufficient to cover the Tax Obligations of any Subsidiary and to remit an amount equal to such Tax Obligations to the Company in cash.

5.Termination of Employment or Service.

(a)In the event that Participant’s employment with, or service to, the Company Group terminates for any reason, any unvested portion of the RSU Award will be forfeited and all of Participant’s rights under this Agreement will terminate as of the effective date of Termination (the “Termination Date”) (unless otherwise provided for by the Committee in accordance with the Plan).

(b)Participant’s rights with respect to the RSU Award will not be affected by any change in the nature of Participant’s employment or service so long as Participant continues to be an employee, consultant or director of the Company Group. Whether (and the circumstances under which) employment or service has terminated and the determination of the Termination Date for the purposes of this Agreement will be determined by the Committee (or, with respect to any Participant who is not a director or Officer, its designee, whose good faith determination will be final, binding and conclusive; provided, that such designee may not make any such determination with respect to the designee’s own employment for purposes of the RSU Award).

6.Restrictions on Transfer.

(a)Participant may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or Participant’s right under the RSU Award to receive Shares, other than in accordance with Section 13(b) of the Plan.

(b)Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of Shares in compliance with the Securities Act and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Shares, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of any Shares subject to this Agreement without the prior written consent of the underwriter(s) or its representative(s).

7.Repayment of Proceeds; Clawback Policy.

The Shares underlying the RSU Award and all proceeds related to such Shares are subject to the clawback and repayment terms set forth in Sections 13(v) and 13(x) of the Plan and the Company’s clawback policy, as in effect from time to time, to the extent Participant is a director or Officer. In addition, if a Restrictive Covenant Violation occurs, Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within ten (10) business days of the Company’s request to Participant therefor, an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) Participant received either in cash in respect of the settlement of Restricted Stock Units, or upon the sale or other disposition of, or dividends or distributions in respect of, Shares received upon the settlement of Restricted Stock Units.

8.No Right to Continued Employment or Service.

    Neither the Plan nor this Agreement nor Participant’s receipt of the Restricted Stock Units hereunder shall impose any obligation on the Company or any Affiliate to continue the employment or service of Participant. Further, the Company or any Affiliate (as applicable) may at any time terminate the employment or service of Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

9.Service Conditions.

    The following provisions shall only apply to Participant if Participant resides outside the United States: In accepting the Restricted Stock Units hereunder, Participant acknowledges that:

(a)Any notice period mandated under local law shall not be treated as service for the purpose of determining the vesting of the Restricted Stock Units; and Participant’s right to vest the Restricted Stock Units after termination of service, if any, will be measured by the date of termination of Participant’s active service and will not be extended by any notice period mandated under local law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether Participant’s service has terminated and the effective date of such termination.

(b)The vesting of the Restricted Stock Units shall cease upon, and no Shares shall become vested following, Participant’s termination of service for any reason except as may be explicitly provided by the Plan or this Agreement.

(c)The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(d)The grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past.

(e)All decisions with respect to future Restricted Stock Units grants, if any, will be at the sole discretion of the Company.

(f)Participant’s participation in the Plan shall not create a right to further service with the Company or any Subsidiary and shall not interfere with the ability of any Subsidiary to terminate Participant’s service at any time, with or without cause subject to applicable law.

(g)Participant is voluntarily participating in the Plan.

(h)The Restricted Stock Units grant is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to any Subsidiary, and which is outside the scope of Participant’s employment contract, if any.

(i)The Restricted Stock Unit is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(j)In the event that Participant is not an employee of the Company or Subsidiary, the Restricted Stock Units grant will not be interpreted to form an employment contract or relationship with the Company or Subsidiary; and furthermore the Restricted Stock Units grant will not be interpreted to form an employment contract with any other Subsidiary.

(k)The future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty. If the underlying Shares do not increase in value, the Restricted Stock Units will have no value. If Participant obtains Shares after vesting of Restricted Stock Units, the value of those Shares acquired may increase or decrease in value.

(l)No claim or entitlement to compensation or damages arises from termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or Shares granted after the Restricted Stock Units vesting resulting from termination of Participant’s service (for any reason whether or not in breach of local law) and Participant irrevocably releases the Company and each other Subsidiary from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, Participant shall be deemed irrevocably to have waived Participant’s entitlement to pursue such a claim.

10.Adjustments.

The terms of this Agreement, including, without limitation, the number of Shares underlying the Restricted Stock Units, will be subject to adjustment in accordance with Section 11 of the Plan.

11.Securities Laws; Cooperation.

Upon the vesting of any unvested Restricted Stock Units, Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or this Agreement. Participant further agrees to cooperate with the Company in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement.

12.Notices.

Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

13.Governing Law; Venue; Jury Trial Waiver; Language.

This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereto hereby submit and consent to the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States located in California and no other courts. Each of Participant, the Company and any transferees who hold a portion of the RSU Award pursuant to a valid assignment hereby irrevocably waives any right to a jury trial. If Participant has received a copy of this Agreement (or the Plan or any other document related hereto or thereto) translated into a language other than English, such translated copy is qualified in its entirety by reference to the English version thereof, and in the event of any conflict the English version will govern. Participant acknowledges that Participant is sufficiently proficient in English to understand the terms and conditions of this Agreement.

14.Severability.

    Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement will not be affected by such holding and will continue in full force in accordance with their terms.

15.Successors in Interest.

Any successor to the Company will have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, Participant’s legal representative will have the benefits of Participant under, and be entitled to enforce, this Agreement. All obligations imposed upon Participant and all rights granted to the Company under this Agreement will be final, binding and conclusive upon Participant’s heirs, executors, administrators and successors.

16.Data Privacy Acknowledgement.

The following provisions shall only apply to Participant if he or she resides outside the European Economic Area or the United Kingdom:

(a)General. Participant hereby explicitly and unambiguously acknowledges and agrees to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, Participant’s employer or contracting party (the “Service Recipient”) and the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. If Participant does not choose to participate in the Plan, his or her employment status or service with the Company Group will not be adversely affected. Participant understands that the Company may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, work location and phone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, hire date, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares awarded, cancelled, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing Participant’s participation in the Plan (“Personal Data”).

(b)Use of Personal Data; Retention. Participant understands that Personal Data may be transferred to Fidelity or any other third parties assisting in the implementation, administration and management of the Plan, now or in the future, that these recipients may be located in Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Personal Data by contacting Participant’s local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.

(c)Withdrawal of Consent. Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s employment status or service with the Service Recipient will not be affected; the only consequence of Participant’s refusing or withdrawing Participant’s consent is that the Company would not be able to grant Restricted Stock Units or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.

The following provisions shall only apply to Participant if he or she resides in the European Economic Area or the United Kingdom or Switzerland:

(a)Data Collected and Purposes of Collection. Participant understands that the Company, acting as controller, as well as the employer, may collect, to the extent permissible under applicable law, certain personal information about Participant, including name, home address and telephone number, information necessary to process the awards (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, any capital shares or directorships held in the Company (but only where needed for legal or tax compliance), any other information necessary to process mandatory tax withholding and reporting, details of all awards granted, canceled, vested, unvested or outstanding in Participant’s favor, and where applicable service termination date and reason for termination (all such personal information is referred to as “Data”). The Data is collected from Participant, the Subsidiary, and from the Company, for the exclusive purpose of implementing, administering and managing the Plan pursuant to the terms of this Agreement. The legal basis (that is, the legal justification) for processing the Data is to perform this Agreement. The Data must be provided in order for Participant to participate in the Plan and for the parties to this Agreement to perform their respective obligations thereunder. If Participant does not provide Data, he or she will not be able to participate in the Plan and become a party to this Agreement.

(b)Transfers and Retention of Data. Participant understands that the employer Subsidiary will transfer Data to the Company for purposes of plan administration. The Company and the employer or a Subsidiary may also transfer Participant’s Data to other service providers (such as accounting firms, payroll processing firms or tax firms), as may be selected by the Company in the future, to assist the Company with the implementation, administration and management of this Agreement. Participant understands that the recipients of the Data may be located in the United States, a country that does not benefit from an adequacy decision issued by the European Commission and is not listed by the Swiss supervisory authority as a country with adequate data protection legislation. Where a recipient is located in a country that does not benefit from an adequacy decision or adequacy listing, the transfer of the Data to that recipient will be made pursuant to European Commission-approved standard contractual clauses, a copy of which may be obtained at gc@10xgenomics.com. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s rights and obligations under this Agreement, and for the duration of the relevant statutes of limitations, which may be longer than the term of this Agreement.

(c)Participant’s Rights in Respect of Data. The Company will take steps in accordance with applicable legislation to keep Data accurate, complete and up-to-date. Participant is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). Participant also has the right to request access to his or her Data as well as additional information about the processing of that Data. Further, Participant is entitled to object to the processing of Data or have Participant’s Data erased, under certain circumstances. As from May 25, 2018, and subject to conditions set forth in applicable law, Participant also is entitled to (i) restrict the processing of his or her Data so that it is stored but not actively processed (e.g., while the Company assesses whether Participant is entitled to have Data erased) and (ii) receive a copy of the Data provided pursuant to this Agreement or generated by Participant, in a common machine-readable format. To exercise his or her rights, Participant may contact the local human resources representative. Participant may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint. The data protection officer may be contacted at gc@10xgenomics.com.

17.Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation.

By accepting this Agreement and the grant of the Restricted Stock Units evidenced hereby, Participant expressly acknowledges that (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be suspended or terminated by the Company at any time to the extent permitted by the Plan; (b) the grant of the Restricted Stock Units is exceptional, voluntary and occasional and it does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past; (c) all determinations with respect to future restricted stock unit grants, if any, including the grant date and the number of restricted stock units granted, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary and not a condition of employment, and Participant may decline to accept the RSU Award without adverse consequences to Participant’s continued employment relationship with the Company Group; (e) the value of the Restricted Stock Unit is an extraordinary item that is outside the scope of Participant’s employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences; (f) Restricted Stock Units and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, Participant waives any claim on such basis and, for the avoidance of doubt, the Restricted Stock Units will not constitute an “acquired right” under the applicable law of any jurisdiction; (g) if the underlying Shares do not increase in value, the Restricted Stock Units will have no value; (h) if Participant settles the Restricted Stock Units and acquires Shares, the value of such Shares may increase or decrease in value; and (i) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, Participant understands, acknowledges and agrees that Participant will have no rights to compensation or damages related to Restricted Stock Unit proceeds in consequence of the termination of Participant’s employment for any reason whatsoever and whether or not in breach of contract.

18.Book Entry; Certificates.

Upon the settlement of any portion of the RSU Award in Shares pursuant to this Agreement, the Company shall recognize Participant’s ownership of such Shares through uncertificated book entry. If elected by the Company, certificates evidencing the Shares may be issued by the Company and any such certificates shall be registered in Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the later of (a) the settlement of any portion of the RSU Award pursuant to this Agreement and (b) the expiration of any transfer restrictions set forth in this Agreement or otherwise applicable to the Shares. As soon as practicable following such time, any certificates for the Shares shall be delivered to Participant or to Participant’s legal guardian or representative along with the stock powers relating thereto. However, the Company shall not be liable to Participant for damages relating to any delays in issuing the certificates (if any) to Participant, any loss by Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

19.Legend.

To the extent applicable, all book entries (or certificates, if any) representing the Shares delivered to Participant as contemplated by Section 3 above shall be subject to the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Company may cause notations to be made next to the book entries (or a legend or legends put on certificates, if any) to make appropriate reference to such restrictions. Any such book entry notations (or legends on certificates, if any) shall include a description to the effect of the restrictions set forth in Sections 2 and 6 hereof.

20.Award Administrator.

The Company may from time to time designate a third party administrator to assist the Company in the implementation, administration and management of the Plan and any Restricted Stock Units granted thereunder, including by sending award notices on behalf of the Company to Participants, and by facilitating through electronic means acceptance of Agreement by Participants and settlements of Restricted Stock Units.

21.Amendment.

The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of Participant hereunder without the consent of Participant.

22.Section 409A.

It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.

23.Electronic Delivery and Acceptance.

This Agreement may be executed electronically and in counterparts. The Company may, in its sole discretion, decide to deliver any documents related to the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Participant agrees that the foregoing online or electronic participation in the Plan shall have the same force and effect as documentation executed in hardcopy written form.

24.Acceptance and Agreement by Participant; Forfeiture upon Failure to Accept.

The grant of Restricted Stock Units hereunder will lapse ninety (90) days from the Date of Grant, and the RSU Award granted hereunder will be forfeited on such date if Participant has not accepted this Agreement by such date. For the avoidance of doubt, Participant’s failure to accept this Agreement will not affect Participant’s continuing obligations under any other agreement between the Company and Participant. If the attempted electronic delivery of such documents fails, Participant will be provided with a paper copy of the documents. Participant acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Participant agrees that the foregoing online or electronic participation in the Plan shall have the same force and effect as documentation executed in hardcopy written form. Finally, Participant understands that he or she is not required to consent to electronic delivery of documents.

25.No Advice Regarding Grant.

Notwithstanding anything herein to the contrary, Participant acknowledges and agrees that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares received upon settlement of the Restricted Stock Units. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

26.Imposition of Other Requirements.

The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares received upon settlement of Restricted Stock Units under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

27.Language.

If Participant has received this Agreement, or any other document related to the Restricted Stock Units and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

28.No Advice Regarding Grant.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

29.Imposition of Other Requirements.

The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

30.Country-Specific Terms and Conditions.

The following provisions shall only apply to Participant if Participant resides outside the United States: Notwithstanding any provisions of this Agreement to the contrary, the Restricted Stock Units grant shall be subject to any special terms and conditions applicable for Participant’s country of residence (and country of employment, if different) as respectively set forth in an appendix to this Agreement (an “Appendix”). Further, if Participant transfers his or her residence and/or employment to another country reflected in an Appendix to this Agreement at the time of transfer, the special terms and conditions for such country will apply to Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Restricted Stock Units and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate Participant’s transfer). In all circumstances, any applicable section(s) of the Appendix shall constitute part of this Agreement.

31.Waiver.

Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant in the Plan.

APPENDIX TO

10x GENOMICS, INC.
2019 OMNIBUS INCENTIVE PLAN RESTRICTED STOCK UNIT AGREEMENT

FOR NON-UNITED STATES PARTICIPANTS

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Restricted Stock Units granted to Participant under the Plan if he or she resides in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the main body of the Agreement.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the Shares or sells the Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws of Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working or transfers to another country after the grant of the Restricted Stock Units, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner. In addition, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant under these circumstances.

AUSTRALIA

Terms and Conditions

Offer of Stock Awards.

The Board, in its absolute discretion, may make a written offer to an eligible Participant who is an Australian resident it chooses to accept Restricted Stock Units.

The offer shall specify the maximum number of Restricted Stock Units subject to a stock award which Participant may accept, the date of grant, the expiration date, the vesting conditions (if any), any applicable holding period and any disposal restrictions attaching to the Restricted Stock Units or the resultant shares (all of which may be set by the Board in its absolute discretion).

The offer is intended to receive tax-deferred treatment under Subdivision 83A-C of the Income Tax Assessment Act 1997(Cth).

The offer shall be accompanied by an acceptance form and a copy of the Plan and the Agreement or, alternatively, details on how Participant may obtain a copy of the Plan and the Agreement.

Grant of Awards.

If Participant validly accepts the Board’s offer of Restricted Stock Units, the Board must grant Participant the Restricted Stock Units for the number of shares for which the Restricted Stock Units were accepted. However, the Board must not do so if Participant has ceased to be an eligible person at the date when the Restricted Stock Units are to be granted or the Company is otherwise prohibited from doing so under the Corporations Act 2001(Cth) (the “Corporations Act”) without a disclosure document, product disclosure statement or similar document.

The Company must provide a stock award agreement in respect of the stock award granted to Participant to be executed by Participant as soon as practicable after the date of grant.

Stock awards granted to Participant under this Appendix that are Restricted Stock Units must not have an Expiration Date exceeding fifteen (15) years from the date of grant.

Tax Deferred Treatment.

Ordinary Shares. Restricted Stock Units issued to Participant under this Appendix must relate to ordinary shares. For the purpose of this Appendix, ordinary shares shall be defined in accordance with their ordinary meaning under Australian law.

Predominant business of the Company. Restricted Stock Units must not be issued where those Restricted Stock Units relate to shares in a company that has a predominant business of the acquisition, sale or holding of shares, securities or other investments.

Real risk of forfeiture. Stock awards that are Restricted Stock Units issued to Participant must have a real risk of forfeiture, the vesting conditions by which this risk is achieved are to be determined by the Board in its absolute discretion.

10% limit on shareholding and voting power. Immediately after Participant acquires the RSU, Participant must not: (i) hold a beneficial interest in more than 10% of the shares in the Company; or (ii) be in a position to cast, or control the casting of, more than 10% of the maximum number of votes that might be cast at a general meeting of the Company. For the purposes of these thresholds, stock awards that are Restricted Stock Units are treated as if they have been vested and converted into common stock.

Notifications

Securities Law Information.

The offering and resale of Shares acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. Participant should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

Exchange Control Information.

Australian residents must report inbound and/or outbound cash transactions exceeding A$10,000 and inbound and/or outbound international fund transfers of any value if the transfers do not involve an Australian bank.

No Advice or Recommendation.

This Agreement is not intended to provide the sole or principal basis of any investment or credit decision or any other risk evaluation.  The information contained in this Agreement is not a recommendation by the Company or any other person that subscribes for Shares in the Company.  Each Participant must conduct his or her own investigations and analysis of the operations and prospects of the Company that it considers necessary or desirable and should determine for itself its interest in acquiring Shares in the Company on the basis of such independent assessment and investigation.

AUSTRIA

Notifications

Securities Law Information.

The grant of Restricted Stock Units under the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in Austria.

Consumer Protection Information.

Participant may be entitled to revoke this Agreement on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to this Agreement and the Plan:

(i)The revocation must be made within one week after the acceptance of this Agreement.

(ii)The revocation must be in written form to be valid. It is sufficient if Participant returns this Agreement to the Company or the Company’s representative with language that can be understood as Participant’s refusal to conclude or honor this Agreement, provided the revocation is sent within the period discussed above.

Exchange Control Information.

If Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares and any cash dividends) outside of Austria (even if Participant holds them outside of Austria at a branch of an Austrian bank), Participant may be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. Participant is encouraged to consult his/her personal legal or tax advisor to understand how these rules apply to Participant’s particular situation.

BELGIUM
Notifications
Securities Law Information.
The grant of the Restricted Stock Units under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Belgium.
Foreign Asset/Account Reporting Information.
Belgian residents are required to report any securities (i.e., Shares acquired under the Plan) or bank accounts opened and maintained outside Belgium on their annual tax returns. Belgian residents are also required to complete a separate report providing the National Bank of Belgium with details regarding any such account. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

CANADA

Terms and Conditions

Termination of Continuous Service Status.

Notwithstanding any provision of the Plan or the Agreement, the following provision shall apply to Participants employed in Canada on the date on which notification of termination (for any reason, with or without cause) or resignation from service is delivered:

For purposes of this Agreement, Participant’s Termination Date shall mean the later of (i) the date upon which Participant ceases to perform services for the Participant’s local employer following the provision of such notification of termination or resignation from service and (ii) the end of any minimum period of notice of termination (if any) required by applicable employment or labour standards legislation. For clarity, unless otherwise expressly provided in this Agreement or determined by the Participant’s local employer, no Restricted Stock Units will vest under the Plan following Participant’s Termination Date, and the Termination Date will not be extended by any period of deemed notice of termination under contract or at common or civil law in respect of which Participant may receive pay in lieu of notice of termination or damages in lieu of such notice. Participant will not be entitled to any further payments in respect of the value of any Restricted Stock Units that have not yet vested as of Participant’s Termination Date and no Restricted Stock Units or any pro-rated portion thereof shall be included in any entitlement to any pay in lieu of notice of termination or damages in lieu of such notice. Subject to any applicable statutory notice period, the Award Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the grant of Restricted Stock Units.

Settlement of Award.

Notwithstanding anything in this Agreement or the Plan to the contrary, the Restricted Stock Units will only be settled in shares and not in cash.

The following provision applies if Participant is a resident of Quebec:

Language Consent.

The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir expressement souhaité que la convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Authorization of Release and Transfer Necessary Personal Information.

This provision supplements Section 16 of the Agreement:
Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Subsidiary and the Award Administrator of the Plan to disclose and discuss the Plan with his or her advisors. Participant further authorizes the Company, any Subsidiary to record such information and to keep such information in the employee file.

Non-Qualified Securities.

All Restricted Stock Units granted under this agreement shall be designated as “non-qualified securities” under subsection 110(1.4) of the Income Tax Act (the “Act”).  For greater certainty, all designated Restricted Stock Units will be considered to be non-qualified securities for the purposes of section 110 of the Act, including the calculation of the “annual vesting limit” under subsection 110(1.31). The employer will provide notice of this designation to the employee and the Canada Revenue Agency as required by subsection 110(1.9) of the Tax Act.

Notifications

Securities Law Information.

Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed by the Company, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed.

Foreign Asset/Account Reporting Information.

Canadian residents are required to report any foreign property (e.g., Shares acquired under the Plan and possibly unvested Restricted Stock Units) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year. It is Participant’s responsibility to comply with these reporting obligations, and Participant should consult his or her own personal tax advisor in this regard.
Share Settlement of Restricted Stock Units.
Notwithstanding anything to the contrary in the Plan or this Agreement, Restricted Stock Units granted to Canadian Participants shall only be settled in Shares and shall not be settled in cash.

CHINA

Terms and Conditions

State Administration of Foreign Exchange (SAFE) Compliance.

The grant of the Restricted Stock Units and Participant’s ability to sell the Shares shall all be contingent upon the Company or its Subsidiaries obtaining approval from SAFE for the related foreign exchange transaction and the establishment of a SAFE-approved bank account. The receipt of funds by Participant from the sale of the Shares and the conversion of those funds to the local currency must be approved by SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the Shares must be repatriated into China through a SAFE-approved bank account set up and monitored by the Company. Participant may contact his or her local HR office for more details about the SAFE approved bank account.

Foreign Asset/Account Reporting Information.
Participant may be required to report to SAFE all details of his or her foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents. Under these rules, Participant may be subject to reporting obligations for the Restricted Stock Units, Shares acquired under the Plan, the receipt of any dividends and the sale of Shares.

Compulsory Post-Termination Sale.
In accordance with Section 5 of the Agreement, if Participant’s employment with, or service to, the Company Group terminates for any reason, all vested Restricted Stock Units shall be settled and all Shares issued in settlement of vested Restricted Stock Units shall be sold within three months from the termination of Participant's employment subject to the following:
•Upon the end of the aforesaid three-month period, if there are any unsettled Restricted Stock Units, on the first trading day following the expiry of the three-month period, all such Restricted Stock Units will automatically be settled and all Shares subject to such Restricted Stock Units will automatically be sold on behalf of Participant.

•Upon the end of the aforesaid three-month period, if there are any remaining Shares issued to Participant in settlement of the vested Restricted Stock Units, all such Shares will automatically be sold on behalf of Participant on the first trading day after the expiry of the three-month period.

10x Genomics, Inc. reserves the right to shorten or eliminate the aforesaid post-termination settlement/sale period if required by local law or otherwise as it deems appropriate at its sole discretion.

DENMARK

Terms and Conditions

This provision substitutes Section 4 of the Agreement:

Tax Withholding.

The Company or any Subsidiary (as determined by the Award Administrator) shall have the power and right to deduct, withhold or collect any tax, social security contribution, payroll tax or other amount other tax-related withholding obligations required by law or regulation to be withheld with respect to any taxable event arising with respect to the granting or vesting of Restricted Stock Units (collectively, the “Withholding Amount”). This Withholding Amount may be: (a) withheld from other amounts due to Participant; (b) withheld from the value of any vested Restricted Stock Units being settled; or (iii) collected directly from Participant. The Withholding Amount may relate to amounts due in more than one jurisdiction and in all cases shall be as determined by the Company or the applicable Subsidiary in its discretion.

Securities Disclaimer.

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in Denmark.

IMPORTANT – STATEMENT UNDER SECTION 3(1) OF THE ACT ON STOCK OPTIONS

Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the "Stock Option Act"), Participant, who is employed by an entity within the Company Group, is entitled to receive information regarding the Plan in a separate written statement.

The full statement containing the information about Participant’s rights under the Plan and the
Stock Option Act is attached as a separate written statement to this Agreement.

Notifications

Exchange Control Information.

If Participant establishes an account holding cash outside Denmark, Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (Please note that these obligations are separate from and in addition to the obligations described below.)

FINLAND
Notifications
Securities Law Information.
The grant of Restricted Stock Units under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Finland.

FRANCE

Terms and Conditions

Language Consent.

In accepting the grant of the Restricted Stock Units and this Agreement which provides for the terms and conditions of the Restricted Stock Units, Participant confirms that he or she has read and understood the documents relating to the Restricted Stock Units (the Plan and this Agreement), which were provided in the English language. Participant accepts the terms of these documents accordingly.

Consentement Relatif à la Langue Utilisée.

En acceptant cette attribution gratuite d’actions et ce contrat qui contient les termes et conditions de cette attribution gratuite d’actions, l’employé confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d’Attribution) qui lui ont été communiqués en langue anglaise. L’employé en accepte les termes en connaissance de cause.

Notifications

Securities Disclaimer.

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in France.

Awards Not Tax-Qualified.

The Restricted Stock Unit is not intended to be a tax-qualified or tax-preferred award, including without limitation, under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code. Participant is encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the Restricted Stock Units.

Foreign Asset / Account Reporting Information.

Participant may hold Shares acquired upon vesting / settlement of the Restricted Stock Units, any proceeds resulting from the sale of Shares or any dividends paid on such Shares outside of France, provided Participant declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) on his or her annual income tax return. Failure to complete this reporting may trigger penalties.
GERMANY
Notifications

Securities Disclaimer.

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in Germany.

Exchange Control Information.

Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event that Participant makes or receives a payment in excess of this amount, he or she is required to report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

Terms and Conditions

Prohibition on Insider Dealing.

Participant should be aware of the insider dealing rules of the Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) apply in Germany, which may affect transactions under the Plan such as e.g. the subscription or participation, the suspension, the cancellation or an amending order, the acquisition or sale of Shares acquired under the Plan, if Participant has inside information regarding the Company. Participant is advised to determine carefully whether he or she has inside information in respect of the Company and whether and to what extent insider dealing rules can apply to him or her. In case of uncertainty, the Company recommends that Participant consults with a legal advisor.

Limitation of Liability.
Participant is responsible for compliance with any laws to be observed by Participant in person in conjunction with the participation in the Plan. The Company cannot be held liable if Participant violates German law or any other applicable rules to be complied with by Participant in conjunction with the participation in the Plan including but not limited to insider dealing restrictions under the Market Abuse Regulation.

HONG KONG
Terms and Conditions

Sale of Shares.

Any Shares received at vesting are accepted as a personal investment. In the event that any portion of these Restricted Stock Units vest within six months of the grant date, Participant agrees that he or she will not offer to the public or otherwise dispose of the Shares acquired prior to the six-month anniversary of the grant date.

Notifications

Securities Law Notice.

WARNING: The Restricted Stock Units and the Shares covered by the Restricted Stock Units do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or the Affiliate participating in the Plan. Participant should be aware that the contents of this Agreement have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Restricted Stock Units are intended only for Participant’s personal use and may not be distributed to any other person. Participant is advised to exercise caution in relation to the offer. If Participant is in any doubt about any of the contents of this Agreement, including this provision, or the Plan, Participant should obtain independent professional advice.

Occupational Retirement Schemes Ordinance Alert.

The Company specifically intends that neither the Restricted Stock Units nor the Plan will be considered or deemed an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

INDIA
Terms and Conditions

Tax Withholding.

The following provision supplements Section 4 of this Agreement:

Participant agrees that under the provisions of the (Indian) Income Tax Act, 1961, the employer and/or the Company would be required to withhold Tax Obligations on the value of the benefit earned by Participant as a result of Participant’s participation in the Plan. Such benefit shall be computed according to the provisions of the (Indian) Income Tax Act, 1961, read with the (Indian) Income Tax Rules, 1962.

Participant agrees that the employer and/or the Company may calculate the Tax Obligations to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right that Participant may have to recover any overpayment from the relevant tax authorities. Participant agrees that the employer and/or the Company may withhold the Tax Obligations from Participant’s wages or other cash compensation paid to Participant by the Company and/or the employer. Participant agrees to pay to the Company or the employer the Tax Obligations that the Company or the employer may be required to withhold or account, if such Tax Obligations cannot be satisfied by the means previously described.

Participant acknowledges that, regardless of any action taken by the Company or the employer, the ultimate liability for all Tax Obligations is and remains the responsibility of Participant and may exceed the amount actually withheld by the Company or the employer.

Notifications

Exchange Control Information.

Participant understands and agrees that he or she must repatriate any proceeds from the sale of Shares acquired under the Plan to India and convert the proceeds into local currency within 90 days of receipt. Participant will receive a foreign inward remittance certificate ("FIRC") from the bank where he or she deposits the foreign currency. Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or his or her employer requests proof of repatriation.

Foreign Asset/Account Reporting Information.

Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including Shares acquired under the Plan), and (ii) any foreign bank accounts for which they have signing authority. It is Participant’s responsibility to comply with applicable foreign asset tax laws in India and Participant should consult with his or her personal tax advisor to ensure that Participant is properly reporting his or her foreign assets and bank accounts. Participant’s local employer will issue a Form 16 to Participant and report perquisites in Form 12BA after the end of Financial Year.

ITALY

Terms and Conditions

Plan Document Acknowledgment.

In accepting the grant of the Restricted Stock Units, Participant acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix.

Notifications

Foreign Asset/Account Reporting Information.

If Participant is an Italian resident who, at any time during the fiscal year, holds foreign financial assets (including cash and Shares) which may generate taxable income in Italy, Participant is required to report these assets on his or her annual tax return for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also apply if Participant is the beneficial owner of foreign financial assets under Italian money laundering provisions.

Foreign Asset Tax Information.

The value of financial assets held outside of Italy by Italian residents is subject to a foreign asset tax, subject to an exemption. The taxable amount will be the fair market value of the financial assets (e.g., Shares) assessed at the end of the calendar year.
Securities Disclaimer.

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in Italy.

JAPAN

Notifications

Foreign Assets Reporting.

Japanese residents holding assets outside of Japan (e.g., Shares acquired under the Plan) with a value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. Participant is encouraged to consult with a personal tax advisor in Japan to ensure that Participant is properly complying with these obligations.

Foreign Exchange.

Under certain circumstances, Participant may be required to file a report with the Ministry of Finance if Participant intends to acquire Shares whose value exceeds ¥100,000,000. The reporting, if required, is due within 20 days from the acquisition of the Shares (however, if Participant acquires such Shares through a securities company in Japan, such requirement will not be imposed). The reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.

Participant is advised to seek appropriate professional advice as to how the exchange control regulations, tax, or other laws in Participant’s country apply to his or her specific situation. Laws and regulations change frequently and occasionally on a retroactive basis.

Securities Disclaimer.

The Restricted Stock Units and the Shares have not been registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948), as amended (the “FIEA”). The Restricted Stock Units and the Shares issuable upon the vesting of Restricted Stock Units may not be offered or sold in Japan or to, or for the benefit of, any resident of Japan or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan. As used herein, the term "resident of Japan" means any natural person having his place of domicile or residence in Japan, or any corporation or other entity organized under the laws of Japan or having its main office in Japan.

LUXEMBOURG
Notifications
Exchange Control Information.

Participant is required to report any inward remittances of funds to the Banque Central de Luxembourg and/or the Service Central de La Statistique et des Études Économiques within 15 working days following the month during which the transaction occurred.  If a Luxembourg financial institution is involved in the transaction, it generally will fulfill the reporting obligation on Participant’s behalf. However, as long as the Company is not a Luxembourg resident financial company, the statistical reporting obligation should not apply

Securities Law Information.

The grant of Restricted Stock Units under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Luxembourg.

NETHERLANDS

Notifications

Prohibition Against Insider Trading.

Participant should be aware of the Dutch insider trading rules, which may affect the sale of Shares acquired under the Plan. In particular, Participant may be prohibited from effecting certain share transactions if Participant has insider information regarding the Company. Below is a discussion of the applicable restrictions. Participant is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, the Company recommends that Participant consults with a legal advisor. The Company cannot be held liable if Participant violates the Dutch insider trading rules. Participant is responsible for ensuring his or her compliance with these rules.

Dutch securities laws prohibit insider trading. As of 3 July 2016, the European Market Abuse Regulation (“MAR”), is applicable in the Netherlands. For further information, Participant is referred to the website of the Authority for the Financial Markets (“AFM”): https://www.afm.nl/en/professionals/ onderwerpen/marktmisbruik.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch affiliate may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information. By entering into this Agreement and participating in the Plan, Participant acknowledges having read and understood the notification above and acknowledges that it is Participant’s responsibility to comply with the Dutch insider trading rules, as discussed herein.

Securities Disclaimer.

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in the Netherlands.

POLAND

Notifications

Foreign Exchange Notice.

Participant understands and acknowledges that Participant must notify the National Bank of Poland of the value of all foreign share ownership, including but not limited to Shares acquired under the Plan, if such ownership exceeds a designated threshold. Participant is strongly encouraged to consult with an appropriate legal advisor regarding these requirements.

Securities Disclosure.

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in Poland.

Employment.

In order to meet the requirements of the Plan Participant authorize the Polish Subsidiary (his or her employer):

a)to make relevant deductions from his or her remuneration,
b)to notify the Company about events relevant to his or her right to continue to participate in the Plan.

RUSSIA
Terms and Conditions
U.S. Transactions.
Participant understands that the acceptance of the Restricted Stock Units results in an agreement between Participant and the Company that is completed in the United States and that this Agreement is governed by the laws of the State of Delaware.  Upon vesting and settlement of the Restricted Stock Units, any Shares to be issued to Participant shall be held or delivered to Participant in the United States and in no event will such Shares be delivered to Participant in Russia.  Participant acknowledges that Participant is not permitted to sell or otherwise transfer Shares directly to other individuals in Russia, nor is Participant permitted to bring any certificates representing the Shares into Russia (if such certificates are actually issued).
Sale Restrictions.
Depending on the development of local regulatory requirements, the Company reserves the right to require the immediate sale of any Shares to be issued to Participant upon vesting of the Restricted Stock Units. By accepting the Restricted Stock Units, Participant acknowledges that Participant understands and agree that the Company is authorized to, and may, in its sole discretion, instruct its designated broker to assist with the mandatory sale of Shares issued to Participant upon vesting of the Restricted Stock Units (on Participant’s behalf pursuant to this authorization) and Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, Participant will receive the cash proceeds, less any Tax Obligations and brokerage fees or commissions.
Notifications
Securities Law Notification.
This Agreement, the Plan, and all other materials Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Any issuance of Shares under the Plan has not and will not be registered in Russia and hence the Shares described in any Plan-related documents may not be offered or placed in public circulation in Russia.
Exchange Control Information.
Participant is responsible for complying with any and all Russian foreign exchange requirements in connection with the Restricted Stock Units, and Shares acquired and funds remitted out of or into Russia in connection with the Plan. This may include, in certain circumstances, reporting and repatriation requirements. Participant should contact his or her personal advisor regarding any such requirements resulting from participation in the Plan.
Foreign Asset/Account Reporting Information.
Russian residents will be required to notify the Russian tax authorities within one month of opening or closing a foreign bank account or of changing any account details. Russian residents are also required to file reports of the transactions in their foreign bank accounts with the Russian tax authorities on an annual basis. In addition, Russian residents are required to report any cash transactions with respect to foreign bank accounts to the Russian tax authorities. The tax authorities can require any supporting documents related to the transactions in a Russian resident’s foreign bank account. Participant should consult his or her personal tax advisor to ensure compliance with applicable requirements.

Foreign Asset/Account Restrictions.
Certain individuals who hold public office in Russia, as well as their spouses and dependent children, are prohibited from opening or maintaining foreign brokerage or bank accounts and holding any securities, whether acquired directly or indirectly, in a foreign company (including Shares acquired under the Plan).

SINGAPORE

Notifications

Securities Law Information.

The grant of the Restricted Stock Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Restricted Stock Units are subject to section 257 of the SFA and Participant will not be able to make any subsequent sale in Singapore of the Shares acquired through the vesting/settlement of the Restricted Stock Units or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Director Notification Obligation.

If Participant is a director, associate director or shadow director of a Singapore Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when Participant receives an interest (e.g., Restricted Stock Units or Shares) in the Company or any Subsidiary. In addition, Participant must notify the Singapore Subsidiary when Participant sells Shares of the Company or any Subsidiary (including when Participant sells Shares acquired through the settlement of Restricted Stock Units). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any Subsidiary. In addition, a notification must be made of Participant’s interests in the Company or any Subsidiary within two business days of becoming a director.

SOUTH KOREA

Terms and Conditions

Foreign Assets Reporting Information.

Participant understands and agrees that Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds certain thresholds. Participant is encouraged to consult with his or her personal tax advisor to determine how to value his or her foreign accounts for purposes of this reporting requirement and whether he is she is required to file a report with respect to such accounts.

SPAIN

Terms and Conditions
Service Conditions.
This provision supplements Section 9 of this Agreement:
In accepting the Restricted Stock Units, Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.
Participant understands that the Company has unilaterally, gratuitously, and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be employees of the Company or any Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Subsidiary, over and above the specific terms of the Plan. Consequently, Participant understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and any Shares acquired upon vesting of the Restricted Stock Units are not part of any employment contract (either with the Company or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Participant understands that the Restricted Stock Units would not be granted to Participant but for the assumptions and conditions referred to herein; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Restricted Stock Units shall be null and void.
The Restricted Stock Units are conditional rights to Shares and will be forfeited in the case of Participant’s termination of employment. This will be the case even if (1) Participant is considered to be unfairly dismissed without cause (despido improcedente); (2) Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal, whether adjudged or recognized to be with or without cause; (3) Participant terminates employment due to a change of work location, duties or any other material modification of the terms of employment; (4) Participant terminates employment due to unilateral breach of contract of the Company or any of its Subsidiaries; or (5) Participant’s employment terminates for any other reason whatsoever (including, but not limited to, mutual agreement, resignation, retirement, death, permanent disability, causes included in the employment contract, expiry of the temporary contract, force majeure and under Article 10.3 of the Royal Decree Law 1382/1985). Consequently, upon termination of Participant’s employment for any of the reasons set forth above, Participant will automatically lose any rights to the unvested Restricted Stock Units granted to him or her as of the date of Participant’s termination of employment, as described in the Plan and this Agreement.
Notifications

Securities Law Notice.

The grant of Restricted Stock Units under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Spain.

The Restricted Stock Unit does not qualify under Spanish Law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor this Agreement have been registered with the Comisión Nacronal del Mercado de Valores and do not constitute a public offering prospectus.

Foreign Assets Reporting.

Participant may be subject to certain tax reporting requirements with respect to assets or rights that Participant holds outside of Spain, including bank accounts, securities and real estate if the aggregate value for particular category of assets exceeds €50,000 as of December 31 each year. Shares acquired under the Plan or other equity programs offered by the Company constitute securities for purposes of this requirement, but unvested Restricted Stock Units are not subject to this reporting requirement.

If applicable, Participant must report Participant’s foreign assets on Form 720 by no later than March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if the value of previously-reported rights or assets increases by more than
€20,000 as of each subsequent December 31. Participant is encouraged to consult with his or her personal advisor to determine any obligations in this respect.

Share Reporting Requirement.

The acquisition of Shares must be declared for statistical purposes to the Direccion General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed in January for shares owned as of December 31 of each year; however, if the value of the Shares acquired or the amount of the sale proceeds exceeds a designated amount the declaration must be filed within one month of the acquisition or sale, as applicable. Participant should consult with Participant’s personal advisor to determine Participant’s obligations in this respect.

Foreign Currency Payments.

When receiving foreign currency payments exceeding €50,000 derived from the ownership of Shares (i.e., dividends or proceeds from the sale of the Shares), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will need to provide the following information: (i) Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.

SWEDEN

Notifications

Securities Disclaimer.

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under current rules as implemented in Sweden.

Terms and Conditions

Exchange Control.

Participant understands and agrees that foreign and local banks or financial institutions (including brokers) engaged in cross-border transactions generally may be required to report any payments to or from a foreign country exceeding a certain amount to The National Tax Board, which receives the information on behalf of the Swedish Central Bank (Sw.Riksbanken). This requirement may apply even if Participant has a brokerage account with a foreign broker.

SWITZERLAND

Notifications

Securities Law Notification.

Neither this Agreement nor this Appendix constitutes a prospectus pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this Agreement nor this Appendix nor any other offering or marketing material relating to the Restricted Stock Units may be publicly distributed or otherwise made publicly available in Switzerland. Neither this Agreement nor this Appendix, nor the Company nor the Restricted Stock Units have been or will be filed with or approved by any Swiss regulatory authority. The Restricted Stock Units are not subject to the supervision by the Swiss Financial Markets Supervisory Authority FINMA (“FINMA”), and Participants acquiring Restricted Stock Units will not benefit from protection or supervision by FINMA.

TAIWAN
Notifications

Securities Disclaimer.

Neither the Plan nor the Restricted Stock Units are registered in Taiwan with the Securities and Futures Bureau or subject to the securities laws of Taiwan.

Exchange Control Information.

Participant may remit and acquire up to a legally designated amount (currently US$5,000,000) per year in foreign currency (including proceeds from the sale of Shares or the receipt of any dividends) without justification.

If the transaction amount exceeds a legally designated amount (currently TWD500,000) in a single transaction, Taiwanese residents must submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the remitting bank. In addition, if the transaction amount exceeds a legally designated amount (currently US$500,000), Participant may be required to provide additional supporting documentation to the satisfaction of the bank involved in the transaction. Participant should consult with Participant’s personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

Data Privacy Acknowledgement.

Participant hereby acknowledges that Participant has read and understood the terms regarding the collection, processing, and transfer of Data contained in the Data Privacy section of this Agreement and, by participating in the Plan, Participant agrees to such terms. In this regard, upon request of the Company or any other Subsidiary retaining Participant’s service, Participant agrees to provide an executed data privacy consent form to the Company or any other Subsidiary retaining Participant’s service (or any other agreements or consents that may be required by the Company or any other Subsidiary retaining Participant’s service) that the Company or any other Subsidiary retaining Participant’s service may deem necessary to obtain under the data privacy laws in Participant’s country, either now or in the future. Participant understands that Participant will not be able to participate in the Plan if Participant fails to execute any such consent or agreement.

UNITED ARAB EMIRATES
Notifications
Securities Law Information.
Participation in the Plan is being offered only to selected Participants and is in the nature of providing equity incentives to Participants in the United Arab Emirates.  The Plan and this Agreement are intended for distribution only to such Participants and must not be delivered to, or relied on by, any other person.  Prospective acquirers of the securities offered, including Participant, should conduct their own due diligence on the securities.
If Participant does not understand the contents of the Plan and this Agreement, Participant should consult an authorized financial adviser.  The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan.  Neither the Ministry of Economy nor the Dubai Department of Economic Development has approved the Plan or this Agreement nor taken steps to verify the information set out therein and has no responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes.

The following provisions supplement Section 4 of the Agreement:

If payment or withholding of income taxes is not made within ninety (90) days of the end of the tax year in which the income tax liability arises, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by Participant to the employer, effective on the Due Date. Participant understands and agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable by Participant, and the Company and/or the employer may recover it at any time thereafter by any of the means referred to in Section 4 of the Agreement.

Notwithstanding the foregoing, if Participant is a director or an executive officer (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the uncollected income tax. In the event that Participant is a director or executive officer and the income tax is not collected from or paid by Participant by the Due Date, Participant understands that the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the employer (as appropriate) for the value of any employee NICs due on this additional benefit, which the Company and/or the employer may recover from Participant by any of the means referred to in Section 4 of the Agreement.

Notifications

Securities Disclosure.

Neither this Agreement nor Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Restricted Stock Units are exclusively available in the UK to bona fide employees and former employees and any other UK Subsidiary.

Non-Qualification.

The Restricted Stock Unit is not intended to be tax-qualified or tax-preferred for purposes of tax rules in the United Kingdom.

Tax Consultation.

Participant understands that he or she may suffer adverse tax consequences as a result of Participant’s acquisition or disposition of the Shares. Participant represents that he or she will consult with any tax advisors Participant deems appropriate in connection with the acquisition or disposition of the Shares and that Participant is not relying on the Company or any Subsidiary for any tax advice.

Prohibition Against Insider Dealing.

Participant should be aware of:

1.the insider dealing rules of the Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) which apply in the UK; and

2.the UK's insider dealing rules under the Criminal Justice Act 1993, each of which may affect transactions under the Plan such as the acquisition or sale of Shares acquired under the Plan, if Participant has inside information regarding the Company. If Participant is uncertain whether the insider dealing rules apply, the Company recommends that Participant consults with a legal advisor. The Company cannot be held liable if Participant violates the UK's insider dealing rules. Participant is responsible for ensuring his or her compliance with these rules.